UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2012, MusclePharm Corporation (the “Company”) announced that three of its senior executives have voluntarily agreed to return stock and cash bonuses received for 2011 and have relinquished 2012 bonus accruals associated with their existing employment agreements. The 2011 bonuses were based in part on revenue growth that the Company determined recently had been incorrectly calculated as previously reported in the Company's amended Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2012 and July 9, 2012.

In May 2012, the Company revised the methodology for accruing revenues to more accurately portray the Company’s operations. Following the revision, gross revenues were restated downward for certain prior periods, including the year ended December 31, 2011. The three executives have volunteered to reduce both the cash and share amounts awarded for 2011 based on the restated revenue amounts, as well giving up such bonuses accrued for 2012. In total for 2011, each of Brad J. Pyatt (Principal Executive Officer), Jeremy DeLuca (President and Chief Marketing Officer) and Cory Gregory (Senior President) are returning 26,357,328 shares of the Company’s common stock and giving back cash bonuses of $30,000 or a total for all executive officers of 79,071,084 shares and $90,000. No other executives received or were entitled to any such bonuses.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: July 18, 2012
	By:	/s/ Brad J. Pyatt
Brad J. Pyatt, Chief Executive Officer